Exhibit 99.3

FREE TRANSLATION OF
POWER OF ATTORNEY
(EXCERPT)

I, the undersigned,

Mr. Nicolas Dufourcq  (the “Delegator”), acting as chairman (président) of the company Bpifrance Investissement, a French simplified joint stock company (société par actions simplifiée) with share capital of €20,000,000, headquartered at 27-31 avenue du Général Leclerc in Maisons-Alfort (94710), registered with the Trade and Companies register of Créteil under number 433 975 224 (the “Company”), delegates to Mr. Boubakar Dione, Group Director of Legal Affairs (the “Delegate”), on a permanent basis with possibility to sub delegate, the powers defined below in matters of (1) representation, notably in front of jurisdictions, and (2) of choice of legal advisers:

1. Delegation of powers in matters of representation, in particular in front of jurisdictions

• (…)

• sign any declaration of the crossing of threshold;

• (…)

2. Delegation of powers in matters of choice of legal advisers

• (…)

The Delegate shall have total autonomy in the implementation of this delegation of powers and shall act in the interest of the Company and agrees to comply with applicable regulations, the provisions of the by-laws and to comply with any existing internal procedures, in particular in terms of control of commitments and expenditure. In this respect, the Delegate certifies to have taken full knowledge of the by-laws of the Company and the internal regulation of the Board of the Company.

This power of attorney has been established for an indefinite period. It cancels and replaces any prior delegation on the same subject matters.

It may be modified at any time by the Delegator and it may be revoked at any time at the initiative of the Delegator or the Delegate. In any event, this power of attorney will end if the functions of the Delegate are terminated.

Signed at Maisons-Alfort, on July 28, 2014, in two (2) original copies,

Good for power of attorney,	Good for acceptance of power of attorney,

/s/ Nicolas Dufourcq	/s/ Boubakar Dione
The Delegator(1)	The Delegate(2)

Mr. Nicolas Dufourcq	Mr. Boubakar DIONE

(1) Signature preceded by “Good for power of attorney”

(2) Signature preceded by “Good for acceptance of power of attorney”